Exhibit 99.1

Press Release

Gulfport Energy Announces Leadership Team Changes

Oklahoma City, OK – March 9, 2026 – Gulfport Energy Corporation (NYSE: GPOR) (“Gulfport” or the “Company”) today announced that John Reinhart, President, Chief Executive Officer and Director, has elected to depart the Company and resign from the Board of Directors, effective immediately.

An Office of the Chairman has been created to lead the Company and the Board of Directors has retained an executive search firm to help identify qualified candidates for the Chief Executive Officer role. The Office of the Chairman will be led by Timothy J. Cutt, Chairman of the Board of Directors and former Gulfport Chief Executive Officer from May 2021 until January 2023. Other members include: Michael Hodges, Executive Vice President and Chief Financial Officer; Matthew Rucker, Executive Vice President and Chief Operating Officer; and Patrick Craine, Executive Vice President and Chief Legal and Administrative Officer.

“On behalf of our Board and employees, I would like to thank John for his service to Gulfport,” said Timothy J. Cutt, Chairman of the Board of Directors. “Going forward, Gulfport’s 2026 development plan, outlook and strategy remain unchanged. We have an experienced, deep leadership team in place covering our key disciplines who remain committed to responsibly developing our assets, further expanding operating margins, enhancing efficiencies and generating durable free cash flow to return capital to shareholders. I look forward to reporting back when we have selected a new Chief Executive Officer who will continue building upon our success.”

About Gulfport

Gulfport is an independent, natural gas-weighted exploration and production company focused on the exploration, acquisition and production of natural gas, crude oil and NGL in the United States with primary focus in the Appalachia and Anadarko basins. Our principal properties are located in eastern Ohio targeting the Utica and Marcellus formations and in central Oklahoma targeting the SCOOP Woodford and SCOOP Springer formations.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements regarding Gulfport’s current expectations, its Chief Executive Officer search, management's outlook guidance or forecasts of future events, projected cash flow and liquidity, inflation, share repurchases and other return of capital plans, its ability to enhance cash flow and financial flexibility, future production and commodity mix, plans and objectives for future operations, the ability of our employees, portfolio strength and operational leadership to create long-term value and the assumptions on which such statements are based. Gulfport believes the expectations and forecasts reflected in the forward-looking statements are reasonable, Gulfport can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are described under "Risk Factors" in Item 1A of Gulfport’s annual report on Form 10-K for the year ended December 31, 2025 and any updates to those factors set forth in Gulfport's subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at https://www.gulfportenergy.com/investors/sec-filings). Gulfport undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Investor Contact

Jessica Antle – Vice President, Investor Relations

jantle@gulfportenergy.com

405-252-4550